                 OGDEN CORPORATION -- BOARD OF DIRECTORS PROXY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of OGDEN CORPORATION (the 'Corporation') does hereby constitute and appoint R. RICHARD ABLON, J. L. EFFINGER and KATHLEEN RITCH, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Preferred Stock of the undersigned in the Corporation at the Annual Meeting of Shareholders of the Corporation, to be held at the Grand Hyatt New York hotel, 42nd Street, west of Lexington Avenue, New York, New York on Thursday, May 26, 1994 at 10:30 A.M. (Eastern Daylight Saving
Time) on all matters as may properly come before the meeting, as set forth in the Notice of Annual Meeting of Shareholders, dated April 13, 1994, and at any and all adjournments thereof.

     A majority of such attorneys as shall be present and shall act at said meeting, or any of them (or if only one of such attorneys shall be present and act, then that one) shall have and may exercise all the powers of said attorneys hereunder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF FIVE DIRECTORS TO HOLD OFFICE FOR A TERM OF THREE YEARS; FOR THE RATIFICATION OF DELOITTE & TOUCHE AS AUDITORS; FOR THE AMENDMENT TO THE 1990 OGDEN STOCK
OPTION PLAN; AND FOR THE ADOPTION OF THE CEO FORMULA BONUS PLAN. IF NO SPECIFICATION IS MADE AS TO ANY PROPOSAL, THE SHARES WILL BE VOTED FOR THE ELECTION OF FIVE DIRECTORS TO HOLD OFFICE FOR A TERM OF THREE YEARS; FOR THE RATIFICATION OF DELOITTE & TOUCHE AS AUDITORS; FOR THE AMENDMENT TO THE 1990 OGDEN STOCK OPTION PLAN; AND FOR THE ADOPTION OF THE CEO FORMULA BONUS PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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This  Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such directions are given with respect to all or some items, as to such items, the shares represented by the Proxy will be voted FOR all Proposals.

[x] Please mark your votes as this

                                ---------------
                                   PREFERRED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Proposal  1. FOR election of the following five directors for a three year term:
David M. Abshire; Norman G. Einspruch; Attallah Kappas; Homer A. Neal; and Stanford S. Penner.

   FOR                     WITHHOLD   WITHHELD FOR: (WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
   ALL                      FOR ALL   BELOW).
NOMINEES                   NOMINEES
   [ ]                        [ ]     ______________________________________________________


PROPOSAL 2. RATIFICATION OF
DELOITTE & TOUCHE AS AUDITORS
OF THE CORPORATION FOR THE YEAR
1994.
   FOR      AGAINST    ABSTAIN
   [ ]        [ ]        [ ]

PROPOSAL 3. PROPOSAL TO AMEND
THE OGDEN 1990 STOCK OPTION
PLAN.
   FOR      AGAINST    ABSTAIN
   [ ]        [ ]        [ ]

PROPOSAL 4. PROPOSAL TO ADOPT
THE CEO FORMULA BONUS PLAN.
   FOR      AGAINST    ABSTAIN
   [ ]        [ ]        [ ]


Signature(s) _________________________________________   Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.